SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 9, 2017 root9B Holdings, Inc.
(Exact name of Company as specified in Charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-50502 (Commission File No.)	20-0443575 (IRS Employee Identification No.)

206 E. Virginia Avenue
Phoenix, AZ 85004
(Address of Principal Executive Offices)

(602) 889-1137
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2 below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                                                        ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01   Other Events

As previously disclosed, on November 9, 2017, the root9B Holdings, Inc. (the “Company”) informed the Nasdaq Hearings Panel (the “Panel”) that it would not attend the November 16, 2017 hearing and would not be able to cure the compliance issues previously reported and the Company was working with the Panel to begin the process of delisting the Company from the Nasdaq Capital Market (“Nasdaq”).

On November 13, 2017, the Company received notification from Nasdaq that the Company’s shares will be suspended at the open of business on Wednesday, November 15, 2017. Further, Nasdaq will file a Form 25 Notification of Delisting with the Securities and Exchange Commission when all internal appeal periods have run.

The Company continues to have no operating assets and no ability to generate revenue and accordingly, will cease operations effective December 31, 2017.

The three remaining board members (the “Board”), Joseph J. Grano Jr., Anthony Sartor, and Kevin Carnahan resigned from the Board effective December 31, 2017. In addition William Hoke, Chief Financial Officer resigned effective December 31, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

ROOT9B HOLDINGS, INC.

Dated: November 13, 2017	By:	/s/ William Hoke
	Name:	William Hoke
	Title:	Chief Financial Officer